Exhibit 99.1

MERCURY GENERAL CORPORATION

SENIOR EXECUTIVE INCENTIVE BONUS PLAN

The Mercury General Corporation Senior Executive Incentive Bonus Plan (the “Plan”) is designed to motivate and reward certain employees of Mercury General Corporation, a Delaware corporation (the “Company”), and its Subsidiaries (as defined below) to produce results that increase shareholder value and to encourage individual and corporate performance that helps the Company achieve both short and long-term corporate objectives. The Plan is designed to ensure the bonus awards paid hereunder to Eligible Individuals (as defined below) are deductible without limit under Section 162(m) of the Code (as defined below) and the regulations and interpretations promulgated thereunder.

The Board of Directors of the Company (the “Board”) has adopted this Plan, effective with respect to bonus awards for periods beginning on or after January 1, 2008, subject to approval of the Plan by the shareholders of the Company.

ARTICLE I.

Certain Definitions

SECTION 1.1 — Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.2 — Committee. “Committee” shall mean the Compensation Committee of the Board, or such other committee as may be appointed by the Board consisting solely of two or more Directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Code.

SECTION 1.3 — Director. “Director” shall mean a member of the Board.

SECTION 1.4 — Eligible Individual. “Eligible Individual” shall mean any Vice President or more senior officer of the Company or any Subsidiary.

SECTION 1.5 — Participant. “Participant” shall mean any Eligible Individual selected by the Committee to receive a bonus award under the Plan.

SECTION 1.6 — Performance Period. “Performance Period” shall mean the period of time specified by the Committee for which the achievement of a Performance Goal (as defined below) shall be determined. The “Performance Period” with respect to a Performance Goal may be a Plan Year, or one or more fiscal quarters of a Plan Year.

SECTION 1.7 — Plan Year. A “Plan Year” shall be the fiscal year of the Company, including the fiscal year ending December 31, 2008.

SECTION 1.8 — Subsidiary. “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Code, of the Company.

ARTICLE II.

Bonus Awards

SECTION 2.1 — Participants; Bonus Awards. The Committee may, in its discretion, grant bonus awards (each such award, a “Bonus Award”) under the Plan with regard to any specified Performance Period to one or more of the Eligible Individuals. At the time a Bonus Award is granted pursuant to this Section 2.1, the Committee shall specify a bonus amount (“Bonus Amount”) to be paid upon the achievement of the Performance Goals established in accordance Section 2.2, the amount of which Bonus Award shall be subject to Section 2.4.

SECTION 2.2 — Performance Goals.

(a) For each Performance Period with regard to which one or more Eligible Individuals is selected by the Committee to receive a Bonus Award under the Plan, the Committee shall establish in writing one or more objectively determinable performance goals (“Performance Goals”) for such Bonus Award, based upon one or more of the following business criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to the results of a peer group:

•	revenues;

•	sales;

•	cash flows;

•	earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization);

•	earnings (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization) per share of Common Stock;

•	operating income (including operating income before any one or more of the following: (i) depreciation and (ii) amortization);

•	operating income (including operating income before any one or more of the following: (i) depreciation and (ii) amortization) per share of Common Stock;

•	return on equity;

•	total shareholder return;

•	return on capital;

•	return on assets or net assets;

•	income or net income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings;

•	working capital;

•	market share;

•	underwriting income;

•	underwriting results;

•	investment results; and

•	fair market value per share of Common Stock.

(b) With respect to any Bonus Award which the Committee determines should constitute qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, the applicable Performance Goals specified pursuant to Section 2.2 (including any adjustments specified pursuant to Section 2.3) shall be established in writing no later than the ninetieth day following the commencement of the period of service to which the Performance Goals relate; provided, however, that in no event shall the Performance Goals be established after 25% of the period of service (as scheduled in good faith at the time the Performance Goals are established) has elapsed. The achievement of any Performance Goals established by the Committee shall be substantially uncertain at the time such Performance Goals are established in writing.

(c) Depending on the business criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, Subsidiary performance or the performance of a division or business unit of the Company and/or the Subsidiaries. The Committee may, in its discretion, specify different Performance Goals for each Bonus Award granted under the Plan. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of determining whether and to what extent the specified Performance Goal has been achieved for the Performance Period.

SECTION 2.3 — Adjustments to Performance Components. For each Bonus Award granted under the Plan, the Committee may, in its discretion, at the time of grant, specify in the Bonus Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals established under Section 2.2. Such adjustments may include or exclude one or more of the following:

•	items related to a change in accounting principle;

•	items related to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by the Company during the Plan Year;

•	items related to dispositions;

•	items related to discontinued operations that do not qualify as a segment of a business under GAAP;

•	items related to impairment of indefinite-lived intangible assets;

•	items related to impairment of long-lived assets and related charges;

•	items related to the discontinuation or revision of an objective index to which performance is compared; and

•	share-based compensation expense.

The amount of any objectively determinable adjustment made pursuant to this Section 2.3 shall be determined in accordance with GAAP to the extent applicable.

SECTION 2.4 — Award Limit. The maximum aggregate amount that may be earned by a Participant under this Plan during any Plan Year with respect to Bonus Awards granted hereunder shall not exceed $5,000,000.

SECTION 2.5 — Other Incentive Awards. The Plan shall not be the exclusive means for the Committee to award incentive compensation to Participants. No employee of the Company or any Subsidiary has a guaranteed right to any discretionary bonus as a substitute for a bonus award under this Plan in the event that Performance Goals are not met or that the Company’s shareholders fail to approve or reapprove the Plan.

ARTICLE III.

Payment of Bonus Award

SECTION 3.1 — Form of Payment. Each Participant’s Bonus Award shall be paid in cash, subject to any applicable tax or other withholding.

SECTION 3.2 — Certification; Timing of Payment.

(a) Prior to the payment of any Bonus Award, the Committee shall certify in writing the level of performance attained (relative to the applicable Performance Goals determined pursuant to Section 2.2 (including any adjustments under Section 2.3)) for the Performance Period to which such Bonus Award relates.

(b) Bonus Award payments shall be made following the close of the Performance Period as soon as practicable after the review and certification by the Committee of the applicable performance upon which the Bonus Award payment is based, or as otherwise determined by the Committee.

(c) Bonus Award payments are not intended to constitute a deferral of compensation subject to Section 409A of the Code and are intended to satisfy the “short-term deferral” exemption under the Treasury Regulations pursuant to Section 409A of the Code. Subject to subsection 3.2(b), and to the extent necessary to cause the Bonus Award to satisfy the “short-term deferral” exemption under the Treasury Regulations pursuant to Section 409A of the Code, a Bonus Award payment shall be made not later than the later of (i) the fifteenth day of the third month following the Participant’s first taxable year in which the Bonus Amount is no longer subject to a substantial risk of forfeiture, or (ii) the fifteenth day of the third month following the Company’s first taxable year in which the Bonus Award is no longer subject to a substantial risk of forfeiture; provided, however, that if due to administrative reasons Bonus Awards are not paid within two and one-half months after the relevant fiscal year end, then such Bonus Awards will be paid as soon as administratively feasible but no later than the last day of the following fiscal year.

(d) Notwithstanding anything to the contrary in this Plan, if at the time of a Participant’s termination of employment with the Company the Participant is a “specified employee” as defined in Section 409A of the Code, as determined by the Company in accordance with Section 409A of the Code, to the extent that the payments or benefits under this Plan are subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which such Participant is entitled under this Plan is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion shall be paid or distributed to the Participant during the thirty (30) day period commencing on the earlier of (x) the date that is six (6) months following Participant’s termination of employment with the Company, (y) the date of Participant’s death, or (z) the earliest date as is permitted under Section 409A of the Code.

SECTION 3.3 — Negative Discretion. The Committee may, in its discretion, reduce or eliminate the Bonus Amount otherwise payable to any Participant under a Bonus Award, other than any Bonus Awards awarded pursuant to Section 2.1(b) above. Any such reduction or elimination may be made based on such objective or subjective determinations as the Committee determines appropriate.

SECTION 3.4 — Terminations. Except as otherwise provided by the Committee, in its discretion, if a Participant’s employment with the Company and the Subsidiaries is terminated for any reason other than death or disability prior to payment of any Bonus Award, all of the Participant’s rights under the Plan shall terminate and the Participant shall not have any right to receive any further payments with respect to any Bonus Award granted under the Plan. The Committee may, in its discretion, determine what portion, if any, of the Participant’s Bonus Award under the Plan shall be paid if the Participant’s employment has been terminated by reason of death or disability.

ARTICLE IV.

Administration

SECTION 4.1 — Committee.

(a) The Committee shall consist solely of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom constitutes an “outside director” within the meaning of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder.

(b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 4.2 — Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee.

SECTION 4.3 — Determinations of the Committee or the Board. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or the Board shall be personally liable for any action, inaction, determination or interpretation made in good faith with respect to the Plan or any Bonus Award, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

SECTION 4.4 — Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in office. The Committee may act either by majority vote at a meeting or by a memorandum or other written instrument signed by all of the members of the Committee.

ARTICLE V.

Other Provisions

SECTION 5.1 — Qualified Performance Based Compensation. Bonus Awards under the Plan are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder and the Committee shall take such actions as it may deem necessary to ensure that such Bonus Award will so qualify.

SECTION 5.2 — Amendment, Suspension or Termination of the Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, with respect to Bonus Awards which the Committee determines should constitute qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, no action of the Board or the Committee may modify the Performance Goals (or adjustments) applicable to any outstanding Bonus Award, to the extent such modification would cause the Bonus Award to fail to constitute qualified performance-based compensation.

SECTION 5.3 — Effective Date. This Plan shall be effective as of January 1, 2008 (the “Plan Effective Date”), subject to approval by the Board and shareholder approval. The Committee may grant Bonus Awards under the Plan at any time on or after the Plan Effective Date; provided, however, that no Bonus Award payment shall be made prior to the approval of the Plan in accordance with Section 5.4.

SECTION 5.4 — Approval of Plan by Shareholders.

(a) This Plan shall be submitted for the approval of the Company’s shareholders at the annual meeting of shareholders to be held in 2008. In the event that this Plan is not so approved, this Plan shall cease to be effective and no payment shall be made with respect to any Bonus Award granted under the Plan.

(b) This Plan shall be subject to reapproval by the shareholders of the Company not later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders last approved this Plan, as required under the Treasury Regulations pursuant to Section 162(m) of the Code. In the event that this Plan is not so reapproved, no further Bonus Awards shall be granted under this Plan on or after the date of such shareholder meeting and any outstanding Bonus Award shall be paid in accordance with the terms and conditions of this Plan and such Bonus Award.

SECTION 5.5 — Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with a Bonus Award granted under this Plan.

SECTION 5.6 — Miscellaneous.

(a) In no event shall the Company be obligated to pay to any Participant a Bonus Award for a Performance Period by reason of the Company’s payment of a Bonus Award to such Participant in any other Performance Period.

(b) The rights of Participants under the Plan shall be unfunded and unsecured. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. Neither the Company nor any Subsidiary shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Bonus Award under the Plan.

(c) Bonus Awards payable under the Plan are intended to satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder. Any provision, application or interpretation of the Plan that is inconsistent with this intent shall be disregarded.

(d) Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company or any Subsidiary, or to interfere with the rights of the Company or any Subsidiary to discharge any individual at any time, with or without cause, for any reason or no reason, and with or without notice except as may be otherwise agreed in writing.

(e) No rights of any Participant to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

(f) Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

(g) The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).